TRANSITIONAL SUPPORT AGREEMENT

BETWEEN

GE COMMERCIAL AVIATION SERVICES LIMITED

AND

GENESIS LEASE LIMITED

Dated ____________, 2006

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

1.1

Certain Definitions

1.2

Other Terms

ARTICLE II

TRANSITIONAL SUPPORT

2.1

Agreement for Exchange of Information

2.2

Ownership of Information

2.3

Compensation for Providing Information

2.4

Transition Period; Standards Applicable to GECAS Assistance

2.5

Record Retention

2.5

Liability

2.6

Return of Information

2.7

Privilege

2.8

Employees

ARTICLE III

MISCELLANEOUS

3.1

Governing Law

3.2

Notices

3.3

Severability

3.4

Entire Agreement

3.5

Assignment; No Third-Party Beneficiaries

3.6

Amendment

3.7

Rules of Construction

3.8

Counterparts

3.9

Transaction Documents

i

TRANSITIONAL SUPPORT AGREEMENT

TRANSITIONAL SUPPORT AGREEMENT, dated _______, 2006 (this “Agreement”), among GE Commercial Aviation Services Limited, an Irish corporation (“GECAS”), and Genesis Lease Limited, a Bermuda exempted company (“GLL”).  Certain terms used in this Agreement are defined in Section 1.1.

W I T N E S S E T H:

WHEREAS, affiliates of GECAS have approved the sale of 41 aircraft (the “Portfolio”) to affiliates of GLL pursuant to an asset purchase agreement among General Electric Capital Corporation, the other sellers named in such agreement and Genesis Funding Limited, a Bermuda exempted company and a subsidiary of GLL (“GFL”);

WHEREAS, GFL intends to finance the purchase of the Portfolio through the issuance and sale of aircraft lease-backed notes (the “Securitization”) and a capital contribution that GLL intends to make to GFL, such capital contribution to be funded by GLL through an initial public offering (the “IPO”) of its common shares and the private placement (the “Private Placement”, and collectively with the Securitization and the IPO, the “Transactions”) of its common shares to an affiliate of GECAS;

WHEREAS, GFL and GLL have been incorporated solely for these purposes and have not engaged in activities except in preparation for the Transactions;

WHEREAS, it is appropriate and desirable for GECAS and GLL to cooperate with respect to the matters set forth herein following the consummation of the Transactions.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1

Certain Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

 “ADS Registration Statement” means the registration statement on Form  F-6 filed under the Securities Act (No. 333-______) pursuant to which the offer and sale of American Depositary Shares representing GLL Common Shares will be registered.

 “Affiliate” (and, with a correlative meaning, “affiliated”) means, with respect to any Person, any direct or indirect subsidiary of such Person, and any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person.  As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies or the power to appoint and remove a majority of directors (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Aircraft Assets” shall have the meaning specified in the Securitization Servicing Agreement.

“Closing Date” shall mean the date of the consummation of the initial public offering of American Depositary Receipts representing GLL Common Shares.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

“GECAS Group” means GECAS and each Person that is an Affiliate of GECAS immediately after the Closing.

“GECAS Information” means (i) the information set forth in the IPO Registration Statement under the headings “[to come]”, (ii) the information set forth in the Offering Memorandum under the headings “[to come]”, and (iii) similar information that GECAS identifies in writing to GLL after the date hereof that may be disclosed in public SEC filings of GLL and agrees is GECAS Information for the purposes of this Agreement.

“GLL Business” means the businesses of GLL.

“GLL Common Shares” means the common shares, par value $0.001, of GLL.

 “GLL Group” means GLL, each Subsidiary of GLL immediately after the Closing Date and each other Person that is either controlled directly or indirectly by GLL immediately after the Closing Date.

“Governmental Approvals” means any notice, report or other filing to be made with, or any consent, registration, approval, permit or authorization to be obtained from, any Governmental Authority.

“Governmental Authority”  means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality whether federal, state, local or foreign (or any political subdivision thereof), and any tribunal, court or arbitrator(s) of competent jurisdiction.

“Group” means the GECAS Group or the GLL Group, as the context requires.

“Information” means information directly relating to the Aircraft Assets or the Transactions, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data, but in each case as and only to the extent directly related to the Aircraft Assets or the Transactions.

“IPO Registration Statement” means the registration statement on Form  F-1 filed under the Securities Act (No. 333-______) pursuant to which the offer and sale of GLL Common Shares will be registered.

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement enacted, promulgated, issued or entered by a Governmental Authority.

“Master Servicing Agreement” means the Master Servicing Agreement dated as of the date hereof between GECAS and GLL.

“Offering Memorandum” means any of the preliminary offering memorandum, dated November 7, 2006, or the final offering memorandum, dated November 21, 2006, relating to the offer and sale by Genesis Funding Limited of $810,000,000 aggregate principal amount of the Class G-1 Floating Rate Asset Backed Notes Series 2006-1.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Prospectus” means the prospectus or prospectuses included in any of the Registration Statements, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to any such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Registration Statements” means the IPO Registration Statement and the ADS Registration Statement, including in each case the Prospectus related thereto, amendments and supplements to any such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in any such Registration Statement and Prospectus.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Servicing Agreement” has the meaning specified in the Master Servicing Agreement.

 “Servicing Agreements” means the Master Servicing Agreement and the Securitization Servicing Agreement.

“Standard of Care” and “Standard of Liability” shall have the respective meanings specified in the Master Servicing Agreement.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Transaction Documents” means each of the following: [To come]

“Transactions” means the transactions provided for in the Transaction Documents.

1.2

Other Terms.  For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section
Privilege	2.9
Transition Services	2.4

ARTICLE II

TRANSITIONAL SUPPORT

2.1

Agreement for Exchange of Information.

(a)

Each of GECAS and GLL, on behalf of its respective Group, agrees to use reasonable commercial efforts to provide, or cause to be provided, to the other Group, as soon as reasonably practicable after written request therefor in accordance with the provisions hereof but subject to Section 13.04 of the Master Servicing Agreement, any Information in the possession or under the control of such Group that relates to any period prior to the date hereof (it being agreed that the applicable Servicing Agreement shall apply to Information to be provided by GECAS or its Group relating to any period after the date hereof) that the requesting party reasonably believes shall be necessary (i) to comply with reporting, disclosure, filing or

(b)

other requirements, including with respect to audited financial statements, imposed on the requesting party (including under applicable securities or tax Laws) by a Governmental Authority having jurisdiction over the requesting party, or (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding , in each case other than claims or allegations that one party to this Agreement has against the other; provided, however, that neither party shall be required to provide Information (x) previously made available by either party in connection with the Transactions, or (y) if the provision of such Information could reasonably be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege.

(c)

For the six-month period beginning on the date hereof, GECAS shall provide reasonable access to members of the GLL Group and their designated advisors to such Finance and Operations employees of GECAS as have been working on the GECAS deal teams in connection with the Transactions, such access to be in a similar fashion as that prior to the Closing Date, but as coordinated through the individual designated by GECAS pursuant to Section 5.05 of each of the Servicing Agreements and taking into account that these services shall not interfere with the performance by such employees of their primary responsibilities for and at GECAS.

(d)

The requesting party shall, if so instructed by the party to which the request for Information has been made, use its reasonable best efforts, at its own expense, in connection with any compliance or use described in clause (i) or (ii) of subsection 2.1(a), to obtain confidential treatment of Information provided or otherwise limit the content or scope of the Information requested and its disclosure in connection with any such compliance or use, as instructed by the party to which the request for Information has been made.

2.2

Ownership of Information.  Any Information owned by one Group that is provided to a requesting party pursuant to Section 2.1 shall be deemed to remain the property of the providing party.  Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

2.3

Compensation for Providing Information.  The party requesting Information agrees to reimburse the other party for the reasonable out-of-pocket costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party.  Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party’s standard methodology and procedures.

2.4

Standards Applicable to GECAS Assistance.  Subject to the terms and conditions set forth in this Agreement, each party shall use reasonable commercial efforts to provide or cause to be provided to the other the services described in Section 2.1 (the “Transition Services”).  The Transition Services and other cooperation described in this Agreement shall be provided in accordance with the Standard of Care and subject to the Standard of Liability.  In furtherance of the foregoing, Sections 3.01, 3.03, and 3.04 and Article XI of the Master Servicing Agreement are hereby incorporated into this Agreement and made applicable to the Transition Services and the provision thereof by each party hereunder, mutatis mutandis.

2.5

Liability.  No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is  found to be inaccurate in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed in connection with such party’s policies as they exist from time to time.

2.6

Return of Information.  When any Information provided by one Group to the other is no longer needed for the purposes contemplated by this Agreement  or is no longer required to be retained by applicable Law, the receiving party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon). Neither party shall use any Information except for the specific purpose for which it was provided and in accordance with this Agreement and, in the case of Information provided by GECAS or a Person in its Group, in accordance with and subject to Section 13.04 of the Master Servicing Agreement.

2.7

Privilege.  The provision of any information pursuant to this Article II shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege or any other applicable privileges (a “Privilege”).  Neither GLL or its Affiliates nor GECAS or its Affiliates will be required to provide any information pursuant to this Article II if the provision of such information would serve as a waiver of any Privilege afforded such information.

2.8

Employees.

(a)

Each of the parties hereto acknowledges that the other party’s employees have unique and valuable knowledge and experience, as well as knowledge of confidential information owned by the employer of such employee, in each case in relation to such party’s business (including its future business plans and finances), and that such knowledge and experience has been or will have been acquired through the employee’s involvement in such party’s business and enhanced by the activities of such party, including exposure to its systems, processes and expertise, which the employee has gained or will have gained at the expense and as a result of the training of and investment in the employee by such party.  Each party hereto acknowledges and agrees that the other party will suffer a high cost (including the cost of training) if it is required to replace any of its employees

(b)

Each party agrees that, without the other party’s prior written consent, it shall not offer employment to or employ any person who is, or has been within the previous two (2) years prior to the applicable proposed date of employment, an employee of such other party.

(c)

As referred to in this Section, an “employee” of either party shall mean any person employed or engaged by such party or any of its Affiliates on the date of this Agreement or hereafter.  “Employee” shall not include any person whose employment is hereafter terminated by such party whether due to redundancy, retirement or otherwise, except where for cause.

ARTICLE III

MISCELLANEOUS

3.1

Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of Laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

3.2

Notices.  All notices, requests, claims, demands and other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under each of the Transaction Documents shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.2):

If to GECAS, to:

Aviation House

Shannon, County Clare

Ireland

Attention:  Company Secretary

Fax:  (353) 61-360888

Telephone:  (353) 61-706500

with a copy to:

GE Commercial Aviation Services LLC

201 High Ridge Road (Ground Floor)

Stamford, Connecticut 06927

Attention:  General Counsel

Fax:  (203) 921-0029

Telephone:  (203) 961-2985

If to Genesis, to:

Genesis Lease Limited

c/o A&L Goodbody

25/28 North Wall Quay

Dublin 1, Ireland

Telephone: +353-61-633-333

3.3

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

3.4

Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

3.5

Assignment; No Third-Party Beneficiaries.  This Agreement shall not be assigned by any party hereto without the prior written consent of the other party hereto.  This Agreement is for the sole benefit of the parties to this Agreement and members of their respective Group and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

3.6

Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to such agreement.  No waiver by any party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

3.7

Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) references to the terms Article, Section, paragraph, and Schedule are references to the Articles, Sections, paragraphs, and Schedules to this Agreement unless otherwise specified, (c) the word “including” and words of similar import shall mean “including, without limitation,” (d) provisions shall apply, when appropriate, to successive events and transactions, (e) the table of contents and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and (f) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

3.8

Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of any such Agreement.

3.9

Transaction Documents.  Nothing in this Agreement shall limit or restrict any obligation, liability, right, benefit or remedy of any party hereto or any Person who is in such party’s Group in any Transaction Document, all of which shall be and remain in full force and effect except as otherwise expressly provided therein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GE COMMERCIAL AVIATION SERVICES LIMITED

By:
Name:
Title:

GENESIS LEASE LIMITED

By:
Name:
Title: